Exhibit 10.13

                            EMPLOYMENT AGREEMENT
                            --------------------

     THIS AGREEMENT is made effective as of the 25th day of March, 2009, by and among CPG International Holdings LP ("CPG LP"), a Delaware limited partnership, and its wholly owned subsidiaries, CPG International Inc., a Delaware corporation ("CPG International"), CPG International I Inc., a Delaware corporation ("CPG"), AZEK Building Products, Inc., a Delaware corporation ("AZEK") and Scranton Products Inc., a Delaware corporation ("Employer," together with CPG LP, CPG International, CPG, AZEK, and Scranton, the "Companies" and each individually a "Company"), and Donald C. Wharton (the "Executive") (the "Agreement").

                                  RECITALS
                                  --------

     WHEREAS, Employer desires to continue to employ the Executive and to utilize his management services as indicated herein, and the Executive has agreed to provide such management services to Employer;

     WHEREAS, as a condition precedent and a material inducement for Employer to continue to employ and pay the Executive, the Executive has agreed to execute this Agreement and be bound by the provisions herein; and

     WHEREAS, as a condition precedent and a material inducement for the Companies to enter into this Agreement, the Executive has agreed to execute the Noncompetition Agreement among the Companies and the Executive, dated as of March [o], 2009 (the "Noncompetition Agreement"), and be bound by the provisions therein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                 PROVISIONS
                                 ----------

     1. Term and Duties. The Executive is currently employed as President of Employer. Employer hereby agrees to continue to employ the Executive until September 2, 2011 (the "Term"), unless terminated earlier in accordance with Section 5 hereof. Subject to the provisions of this Agreement, during the Term, the Executive shall devote his best efforts and abilities to the performance of the Executive's duties on behalf of Employer and to the promotion of its interests consistent with and subject to the direction of Eric Jungbluth, the chief executive officer of Employer, or his successor.

     2. Exclusivity. The Executive shall devote all of his business time, energies, attention and abilities to the operation of the business of Employer and shall not be actively involved in any other trade or business or as an employee of any other trade or business.

     3.   Compensation.

          In consideration of the services to be rendered by the Executive during the Term, Employer shall pay to the Executive $230,000 per year ("Base Compensation"), payable bi-weekly and prorated for any partial employment period. The Executive shall also be eligible to participate in the CPG International Inc. MIP plan beginning in calendar year 2009.

     4. Benefits. During the Term, the Executive shall be eligible to participate in such benefit programs offered by Employer as are offered to similarly-situated employees of Employer (except in the case of equity-based incentive plans where awards are subject to Board (or committee thereof) approval), subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question. For each calendar year beginning in 2009, the Executive shall be entitled to three (3) weeks vacation.

     5.   Termination of Employment.

          (a) If, during the Term, the Executive's employment is terminated for any reason, the Employer shall be obligated to pay the Executive all earned but unpaid Base Compensation, unpaid expense reimbursements and accrued but unused vacation (the "Accrued Amounts"). If, during the Term, the Executive's employment is terminated by the Employer other than for Cause, Employer shall be obligated, in addition to the payment of the Accrued Amounts, to continue to pay the Executive's Base Compensation at the rate then in effect for a period of six (6) months following the termination date (the "Termination Payments"). Employer's obligation to make the Termination Payments shall be conditioned upon (i) the absence of a breach by the Executive of the Noncompetition Agreement and (ii) Executive's execution, delivery and non-revocation of a valid and enforceable general release of claims in a form reasonably acceptable to Employer (the "Release"). Subject to Section 5(b), the Termination Payment shall be paid in installments on Employer's regular payroll dates occurring during the six (6) month period immediately following the effectiveness of the Release. The Accrued Amounts shall be paid within thirty (30) days following the termination date.

          (b) If the Executive is a "specified employee" for purposes of
Section 409A of the Internal Revenue Code of 1986, as amended, any payments required to be made pursuant to this Section 5 which are subject to Section 409A shall not commence until six (6) months from the termination date, with the first payment to be equal to the aggregate amount that would have been paid to the Executive under this Section 5 during the first six (6) months immediately following the termination date had this Section 5(b) not been applicable.

          (c) "Cause" as used herein shall mean the Executive's (i) commission of an act which constitutes common law fraud, embezzlement (other than occasional, customary and de minimis use of the Companies' property for personal purposes) or a felony, an act of moral turpitude, or of any tortious or unlawful act causing material harm to the Companies' business, standing or reputation; (ii) gross negligence on the part of the Executive in the performance of his duties hereunder; (iii) breach of his duty of loyalty or care to any of the Companies; (iv) other misconduct that is materially detrimental to any of the Companies; (v) ongoing refusal or failure to perform the Executive's duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Board, in each case after receiving written notice describing his noncompliance and being given a ten (10) business days opportunity to cure (to the extent curable) such non-compliance; or (vi) material breach by the Executive of this Agreement, the Noncompetition Agreement or any other agreement with or for the benefit of any of the Companies to which the Executive is a party or by which the Executive is bound, which material breach is not cured (to the extent curable) within ten (10) business days following written notice from Employer.

     6. Consideration. The Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and the rights and benefits hereunder are all and singularly valuable consideration which are sufficient for any or all of the Executive's covenants set forth herein and in the Noncompetition Agreement.

     7. No Prior Agreements. The Executive represents and warrants that his performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. The Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

     8. Notices. All notices, requests, consents and demands by the parties hereto shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                   if to the Executive:

                   Donald C. Wharton
                   102 Powell Drive
                   Clarks Summit, PA 18411

                   if to Employer:

                   c/o AEA Investors LLC
                   55 East 52nd Street
                   New York, NY  10055
                   Attn: General Counsel

                   with copy to:

                   Fried, Frank, Harris, Shriver and Jacobson LLP
                   One New York Plaza
                   New York, NY 10004
                   Attention: Christopher Ewan, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one (1) business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

     9. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the obligations of the Executive, whether oral or written. This
Agreement and the Noncompetition Agreement constitute the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the Companies and the Executive.

     10. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the Companies and their successors and assigns, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

     11. Severability. In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     12. Remedies; Waiver. No remedy conferred upon the Companies by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Companies in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     14. Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without application of conflict of laws principles.

     15. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.



                         [signature pages follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


CPG INTERNATIONAL HOLDINGS LP                CPG INTERNATIONAL INC.

By: CPG Holding I LLC                        By:  /s/ Amy Bevacqua
    Its General Partner                          ------------------------------
                                                 Name:  Amy Bevacqua
By: /s/ Amy Bevacqua                             Title: Vice President
    ------------------------------
    Name:  Amy Bevacqua
    Title: Vice President

CPG INTERNATIONAL I INC.                     AZEK BUILDING PRODUCTS, INC.


By: /s/ Amy Bevacqua                         By: /s/ Amy Bevacqua
    ------------------------------               ------------------------------
    Name:  Amy Bevacqua                          Name:  Amy Bevacqua
    Title: Vice President                        Title: Vice President


SCRANTON PRODUCTS INC.                       EXECUTIVE


By: /s/ Donald C. Wharton                    /s/ Donald C. Wharton
    ------------------------------           ----------------------------------
    Name:  Donald C. Wharton                 Donald C. Wharton
    Title: President